EXHIBIT 21.0
Subsidiaries of Registrant
2 Quaker Road, Inc., a New York Corporation
265 Livingston Street Corp., a New Jersey Corporation
Barr Distribution Company, a Delaware Corporation
Barr Laboratories, Inc., a Delaware Corporation
Barr Ventures, LLC, a Delaware Limited Liability Company
BMI, Inc., a Delaware Corporation
BRL, Inc., a Delaware Corporation
Duramed Pharmaceuticals, Inc., a Delaware Corporation
Duramed Pharmaceutical Sales Corp., a Delaware Corporation
Duramed Research, Inc., a Delaware Corporation
Women’s Capital Corp., a Delaware Corporation
Copper 380T, LLC, a Delaware Limited Liability Company
FEI Products, LLC, a New York Limited Liability Company
Barr Laboratories Europe B.V., Amsterdam, Netherlands
Barr International Services, Inc., a Delaware Corporation
Property Asset Management USA, Incorporated, a Delaware Corporation
Pliva, Inc., a New Jersey Corporation
Odyssey Pharmaceuticals, Inc., a Delaware Corporation
Barr Laboratories Canada, Inc., an Ontario Corporation
PLIVA d.d., Zagreb, Croatia
PLIVA HRVATSKA d.o.o., Zagreb, Croatia
PLIVA s.r.o., Bratislava, Slovakia
PLIVA International d.o.o., Ljubljana, Slovenia
PLIVA ZDRAVLJE d.o.o., Zagreb, Croatia
PLIVA ESOP d.o.o., Zagreb, Croatia
PHARMAING d.o.o., Zagreb, Croatia
PUNCTUM STUDIO d.o.o., Zagreb, Croatia
GLOBALNI POSLOVNI SERVISI-IT d.o.o., Zagreb, Croatia
PLIVA London Ltd., Petersfield, UK
PLIVA Ljubljana d.o.o., Ljubljana, Slovenia
PLIVA Sarajevo d.o.o., Sarajevo, Bosnia and Herzegovina
PLIVA Skopje d.o.o.e.l., Skopje, The Former Yugoslav Republic of Macedonia
PLIVA RUS Ltd., Moscow, Russian Federation
PLIVA Pharma UK Ltd., Petersfield, UK
PLIVA Pharma Ltd., Petersfield, UK
Barr Laboratories Holdings B.V., Amsterdam, Netherlands
PAM Kft., Szombathely, Hungary
PLIVA Pharma Holding B.V., Amsterdam, Netherlands
PLIVA Pharma SAS, Paris, France
PLIVA Pharma GmbH, Mannheim-Feudenheim, Germany
PLIVA Finance B.V., Amsterdam, Netherlands
PLIVA-Lachema a.s., Brno, Czech Republic
LACHEMA s.r.o., Brno, Czech Republic
PLIVA-LACHEMA Diagnostika s.r.o., Brno, Czech Republic
Lachema International, Puscino, Russian Federation
PLIVA s.r.o., Prague, Czech Republic

AWD.pharma Beteiligungs-GmbH, Dresden, Germany
AWD.pharma GmbH & Co. KG, Dresden, Germany
AWD PHARMA Sp. z o.o., Warsaw, Poland
ACCEDO Arzneimittel GmbH, Dresden, Germany
AWD.pharma Spol. s.r.o. v likvidacii, Bratislava, Slovakia
O.R.C.A.pharm GmbH, Penzberg, Germany
SIA PLIVA, Riga, Latvia
UAB PLIVA, Vilnius, Lithuania
PLIVA Hungaria Kft., Budapest, Hungary
PLIVA KRAKOW S.A., Krakow, Poland
PLIVA Research India Private Ltd., Goa, India
Pharmazug AG, Zug, Switzerland
PLIVA International AG, Zug, Switzerland
EUROPHARMA d.o.o., Zagreb, Croatia
PLIVA Global Finance AG, Zug, Switzerland
Barr Laboratories Nederland B.V., Amsterdam, Netherlands